UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): May 18, 2016

LIBERTY BROADBAND CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	001-36713	47-1211994
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

12300 Liberty Blvd.

Englewood, Colorado 80112

(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code: (720) 875-5700

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01. Completion of Acquisition or Disposition of Assets.

On May 18, 2016, pursuant to the Agreement and Plan of Mergers, dated as of May 23, 2015, by and among Time Warner Cable Inc. (“TWC”), Charter Communications, Inc. (“Legacy Charter”), CCH I, LLC (“New Charter”), then a wholly owned subsidiary of Legacy Charter, Nina Corporation I, Inc. (“Merger Subsidiary One”), Nina Company II, LLC (“Merger Subsidiary Two”), a wholly owned subsidiary of New Charter, and Nina Company III, LLC (“Merger Subsidiary Three”), a wholly owned subsidiary of New Charter, the parties completed a series of transactions pursuant to which, among other things, (i) following the exchange of shares contemplated by the Charter Contribution Agreement (as defined below), Merger Subsidiary One merged with and into TWC, with TWC continuing as the surviving corporation (the “First Company Merger”), (ii) immediately after the First Company Merger, TWC merged with and into Merger Subsidiary Two, with Merger Subsidiary Two continuing as the surviving entity (the “Second Company Merger”), and (iii) immediately after the Second Company Merger, Legacy Charter merged with and into Merger Subsidiary Three, with Merger Subsidiary Three continuing as the surviving entity and a wholly owned subsidiary of New Charter (the “Third Merger” and collectively, the “ TWC Transactions”), which resulted in Legacy Charter and TWC becoming wholly owned subsidiaries of New Charter.

Also on May 18, 2016, pursuant to the First Amendment to the Contribution Agreement, dated May 23, 2015, by and among New Charter, Advance/Newhouse Partnership (“A/N”), A/NPC Holdings LLC, and Charter Communications Holdings, LLC (“Charter Holdco”), New Charter completed a previously announced transaction whereby New Charter acquired Bright House Networks, LLC (“Bright House”) from A/N (the “Bright House Transactions”).

In connection with the TWC Transactions and the Bright House Transactions, Liberty Broadband Corporation (“Liberty Broadband”) completed the previously announced transactions described below.

Transactions Completed in connection with the TWC Transactions

Charter Investment Agreement

On May 18, 2016, Liberty Broadband completed its previously announced investment in New Charter in accordance with the Investment Agreement, dated May 23, 2015 (the “Charter Investment Agreement”), by and among Liberty Broadband, New Charter and Legacy Charter. Pursuant to the Charter Investment Agreement, immediately following the consummation of the TWC Transactions, Liberty Broadband purchased from New Charter $4.3 billion of shares of New Charter Class A common stock, par value $0.001 per share (“New Charter Shares”), at a price per share of $195.70 following adjustment by the applicable exchange ratio (the “New Charter Investment”). Liberty Broadband received 21,972,648 New Charter Shares as a result of the New Charter Investment.

Charter Contribution Agreement

Also on May 18, 2016, pursuant to the Contribution Agreement, dated May 23, 2015 (the “Charter Contribution Agreement”), by and among Liberty Broadband, Liberty Interactive Corporation (“LIC”), Legacy Charter, New Charter and Merger Subsidiary One, immediately prior to the effective time of the First Company Merger, Liberty Broadband  and LIC exchanged, in a tax-free transaction (the “Exchange”), each share of TWC common stock held by each company for shares of Merger Subsidiary One which, pursuant to the TWC Transactions, resulted in each of Liberty Broadband and LIC receiving one New Charter Share for each share of TWC common stock so exchanged. In the Exchange, Liberty Broadband received 2,364,956 New Charter Shares and LIC received 5,358,401 New Charter Shares.

Pursuant to the Proxy and Right of First Refusal Agreement, dated May 23, 2015, as amended (the “LIC Proxy Agreement”), by and between Liberty Broadband and LIC, LIC granted an irrevocable proxy to vote all New Charter Shares owned beneficially or of record by LIC following the closing of the TWC Transactions, subject to certain limitations. So long as the LIC Proxy Agreement is in effect, Liberty Broadband also has a right of first refusal to purchase all or a portion of any shares of TWC common stock which LIC proposes to transfer, subject to certain limitations.

Investment Agreements with Third Party Investors

Liberty Broadband funded the New Charter Investment, in part, using the proceeds from certain Amended and Restated Investment Agreements (the “Investment Agreements”) entered into with LIC, JANA Nirvana Master Fund, L.P. (“JANA Nirvana Fund”), JANA Master Fund, Ltd. (“JANA Master Fund”), Coatue Offshore Master Fund, Ltd. (“Coatue”), Quantum Partners LP (“Quantum Partners”), Soroban Master Fund LP (“Soroban Master Fund”) and Soroban Opportunities Master Fund LP (“Soroban Opportunities Fund”) (collectively, the “Investors”) and an Amended and Restated Assignment and Assumption of Investment Agreement, dated May 28, 2015, among Liberty Broadband, LIC, Soroban Master Fund and Soroban Opportunities Fund (the “Assignment”), pursuant to which LIC assigned a portion of its original investment to Soroban Master Fund and Soroban Opportunities Fund. Pursuant to the Investment Agreements and the Assignment, on May 18, 2016, the Investors subscribed for 78,250,042 newly issued shares of Liberty Broadband’s Series C common stock, par value $0.01 per share (“Liberty Series C Shares”), at a price per share of $56.23 and an aggregate purchase price of $4.4 billion (the “Liberty Investments”). The issuance of the Liberty Series C Shares to the Investors has not been registered under the Securities Act of 1933, as amended (the “Securities Act”), in reliance on the exemption from registration provided by Section 4(a)(2) of the Securities Act and the rules and regulations of the SEC promulgated thereunder.

Transactions Completed in connection with the Bright House Transactions

Second Amended and Restated Stockholders Agreement

On May 18, 2016, pursuant to the Amended and Restated Stockholders Agreement, dated May 23, 2015, as amended (the “Second Amended and Restated Stockholders Agreement”), by and among Liberty Broadband, Legacy Charter, New Charter and A/N, upon the closing of the Bright House Transactions, Liberty Broadband purchased from New Charter an additional 3,658,691 New Charter Shares at a price per share of $191.33 following adjustment by the applicable exchange ratios, for an aggregate purchase price of $700 million. The Second Amended and Restated Stockholders Agreement became effective upon the closing of the Bright House Transactions except for certain provisions which became effective upon the execution thereof.

Proxy and Right of First Refusal Agreement

In connection with the Bright House Transaction, on May 18, 2016, Liberty Broadband entered into a Proxy and Right of First Refusal Agreement, dated as of May 18, 2016, with A/N, Legacy Charter and New Charter (the “Proxy Agreement”). Pursuant to the Proxy Agreement, subject to certain exceptions, A/N granted Liberty Broadband a 5-year irrevocable proxy (the “Proxy”) to vote that number of New Charter Shares and shares of Class B common stock of New Charter (the “Class B Common Stock”), in each case, held by A/N (such shares, the “Proxy Shares”), that results in Liberty Broadband having voting power in New Charter equal to 25.01% of the outstanding voting power of New Charter, provided, that the voting power of the Proxy Shares will be capped at 7.0% of the outstanding voting power of New Charter.

So long as the Proxy is in effect, if A/N proposes to transfer common units of Charter Holdco (which units are exchangeable into New Charter Shares and which will, under certain circumstances, result in the conversion of certain shares of Class B Common Stock into New Charter Shares) or New Charter Shares, in each case, constituting either (i) shares representing the first 7.0% of the outstanding voting power of New Charter held by A/N or (ii) shares representing the last 7.0% of the outstanding voting power of New Charter held by A/N, Liberty Broadband will have a right of first refusal (“ROFR”) to purchase all or a portion of any such securities A/N proposes to transfer.  The purchase price per share for any securities sold to Liberty Broadband pursuant to the ROFR will be the volume-weighted average price of New Charter Shares for the two trading day period before the notice of a proposed sale by A/N, payable in cash.  Certain transfers are permitted to affiliates of A/N, subject to the transferee entity entering into an agreement assuming the transferor’s obligations under the Proxy Agreement.

The ROFR does not apply to transfers by A/N in connection with a change of control of New Charter.  Liberty Broadband may not exercise the ROFR to the extent the shares purchased would result in its ownership of securities exceeding the voting or equity limits set forth in the Second Amended and Restated Stockholders Agreement.

The Proxy Agreement will terminate on the first to occur of (i) the fifth anniversary of the closing of the Bright House Transactions, (ii) the occurrence of a 40 Act Event (as defined in the Proxy Agreement), (iii) upon a material breach by Liberty Broadband of any of its agreements contained in the Proxy (subject to certain cure rights), (iv) a Liberty Change of Control (as defined in the Second Amended and Restated Stockholders Agreement), (v) a transfer by Liberty Broadband of New Charter Shares, other than (x) certain permitted transfers (subject to certain requirements), (y) a transfer of New Charter Shares constituting less than 1% of the voting power of New Charter securities (subject to certain cure rights) or (z) a transfer of New Charter Shares following which Liberty Broadband retains no less than a 17.01% equity interest in New Charter, and (vi) the mutual agreement of Liberty Broadband and A/N.

Registration Rights Agreements

In connection with the New Charter Investment, on May 18, 2016, Liberty Broadband, A/N and New Charter entered into a Registration Rights Agreement, dated May 18, 2016 (the “New Charter Registration Rights Agreement”), which provides, among other things, that Liberty Broadband may require that New Charter register for resale the New Charter Shares issued to Liberty Broadband on the date of the New Charter Registration Rights Agreement, in certain circumstances and subject to certain thresholds and exceptions.

In connection with the issuance of the Liberty Series C Shares to the Investors in the Liberty Investments, Liberty Broadband entered into a Registration Rights Agreement, dated May 18, 2016 (the “Registration Rights Agreement”), with Quantum Partners. The Registration Rights Agreement provides that Quantum Partners may require Liberty Broadband to register for resale the Liberty Series C Shares received by Quantum Partners in the Liberty Investments, in certain circumstances and subject to certain thresholds and exceptions.

As a result of the New Charter Investment, the Exchange, Second Amended and Restated Stockholders Agreement and the proxy agreements with LIC and A/N, Liberty Broadband owns 54,072,263 New Charter Shares and is expected to control approximately 25.01% of the aggregate voting power of New Charter immediately following the completion of the TWC Transaction and the Bright House Transaction.

Item 3.02. Unregistered Sales of Equity Securities.

The information regarding the Liberty Investments set forth in Item 2.01 of this Current Report on Form 8-K under “Transactions Completed in connection with the TWC Transactions—Investment Agreements with Third Party Investors” is incorporated herein by reference. The issuance of securities pursuant to the Liberty Investments is intended to be exempt from registration under the Securities Act of 1933, as amended (the “Securities Act”), by virtue of the exemption provided by Section 4(a)(2) of the Securities Act.

Item 8.01. Other Events.

On May 18, 2016, Liberty Broadband issued a press release announcing, among other things, the completion of the New Charter Investment and the Liberty Investments.  A copy of the press release is attached hereto as Exhibit 99.1 and incorporated by reference into this Item 8.01.

This press release is being filed herewith as Exhibit 99.1 to this Current Report on Form 8-K and is hereby incorporated by reference into this Item 8.01.

Item 9.01.  Financial Statements and Exhibits.

(a) Financial Statements of Business Acquired.

The financial statements of Charter Communications, Inc. for the three months ended March 31, 2016 are filed hereto as Exhibit 99.2.

The financial statements of Charter Communications, Inc. for the three years ended December 31, 2015, filed with Liberty Broadband’s Annual Report on Form 10-K for the fiscal year ended December 31, 2015 in compliance with Rule 3-05, are hereby incorporated by reference into this Item 9.01.

(b) Pro Forma Financial Information.

To be filed by amendment not later than 71 calendar days after the date this Current Report on Form 8-K is required to be filed.

(d) Exhibits.

Exhibit No.	Description

10.1	Proxy and Right of First Refusal Agreement, dated as of May 18, 2016, by and among Liberty Broadband Corporation, Advance/Newhouse Partnership, Charter Communications, Inc. and CCH I, LLC.
10.2	Registration Rights Agreement. dated May 18, 2016, by and between Liberty Broadband Corporation and Quantum Partners LP.
99.1	Press Release, dated May 18, 2016.
99.2	Financial Statements of Charter Communications, Inc. as of and for the three months ended March 31, 2016.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 20, 2016

LIBERTY BROADBAND CORPORATION

By:	/s/ Wade Haufschild
	Name:	Wade Haufschild
	Title:	Vice President

EXHIBIT INDEX

Exhibit No.	Description

10.1	Proxy and Right of First Refusal Agreement, dated as of May 18, 2016, by and among Liberty Broadband Corporation, Advance/Newhouse Partnership, Charter Communications, Inc. and CCH I, LLC.
10.2	Registration Rights Agreement. dated May 18, 2016, by and between Liberty Broadband Corporation and Quantum Partners LP.
99.1	Press Release, dated May 18, 2016.
99.2	Financial Statements of Charter Communications, Inc. as of and for the three months ended March 31, 2016.